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EXHIBIT 24.01
                             RWD TECHNOLOGIES, INC.
                               POWER OF ATTORNEY

          Know all men by these presents, that the undersigned directors and officers of RWD Technologies, Inc., a Maryland corporation, constitute, and appoint Dr. Robert W. Deutsch, John H. Beakes, and Ronald E. Holtz (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign the Annual Report on Form 10-K and any or all amendments thereto and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
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         SIGNATURE                          TITLE                      DATE
---------------------------  ------------------------------------  -------------

/s/ Robert W. Deutsch        Chairman of the Board, Chief          March 6, 1998
---------------------------  Executive Officer, and Director
Robert W. Deutsch, Ph.D.

/s/ John H. Beakes           President, Chief Operating Officer,   March 6, 1998
---------------------------  and Director
John H. Beakes

/s/ Ronald E. Holtz          Vice President, Chief Financial       March 6, 1998
---------------------------  Officer, and Director
Ronald E. Holtz

/s/ John E. Lapolla          Group Vice President and Director     March 6, 1998
---------------------------
John E. Lapolla

/s/ Kenneth J. Rebeck        Group Vice President and Director     March 6, 1998
---------------------------
Kenneth J. Rebeck

/s/ Jeffrey W. Wendel        Group Vice President and Director     March 6, 1998
---------------------------
Jeffrey W. Wendel

/s/ Robert T. O'Connell      Senior Vice President - Strategic     March 6, 1998
---------------------------  Business Planning and Director
Robert T. O'Connell

/s/ David J. Deutsch         Director                              March 6, 1998
---------------------------
David J. Deutsch, Ph.D.

/s/ Jerry P. Malec           Director                              March 6, 1998
---------------------------
Jerry P. Malec

/s/ Bruce D. Alexander       Director                              March 6, 1998
---------------------------
Bruce D. Alexander
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